EXHIBIT 99.1

Control Persons of Cerberus Capital Management II, L.P.

Name	State or Other Place of Organization or Citizenship	Principal Business	Business Address
Craig Court GP, LLC	Delaware	General Partner of Cerberus Capital Management II, L.P. and certain of its affiliates	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022

Frank W. Bruno	United States	Chief Executive Officer and Chief Investment Officer of Cerberus Capital Management II, L.P. and certain of its affiliates	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022

Control Persons of Craig Court GP, LLC

Name	State or Other Place of Organization	Principal Business	Business Address
Craig Court, Inc.	New York	Managing Member of Craig Court GP, LLC	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022

Control Persons of Craig Court, Inc.

Name	State or Other Place of Organization	Principal Business	Business Address
Stephen A. Feinberg 2025 Equity Trust	Virginia	Sole Shareholder of Craig Court, Inc.	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022

Control Persons of Stephen A. Feinberg 2025 Equity Trust

Name	Title	Business Address	Citizenship
Michael Hisler	Trustee of Stephen A Feinberg 2025 Equity Trust	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022	United States

Alan Waldenberg	Trustee of Stephen A Feinberg 2025 Equity Trust	13850 Parc Drive Palm Beach Gardens, FL 33410	United States

Managers of CCM Denali Equity Holdings GP, LLC

Name	Title	Business Address	Citizenship
Alexander Benjamin	Manager of CCM Denali Equity Holdings GP, LLC	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022	United States
Mark Neporent	Manager of CCM Denali Equity Holdings GP, LLC	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022	United States
Seth Plattus	Manager of CCM Denali Equity Holdings GP, LLC	c/o Cerberus Capital Management, L.P. 875 Third Avenue, 11th Floor New York, NY 10022	United States